SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549



                          FORM 8-K

                      CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  March 24, 1995

                        PETRIE STORES CORPORATION
             (Exact Name of Registrant as Specified in Charter)

       New York                      1-6166                36-213-7966
 (State or Other Jurisdiction of   (Commission)        (I.R.S. Employer
 Incorporation)                    File Number)        Identification No.)

    70 Enterprise Avenue, Secaucus, New Jersey                         07094
    (Address of Principal Executive Offices)                        (Zip Code)

    Registrant's telephone number, including area code          (201) 866-3600

                                    N/A
    (Former Name or Former Address, if Changed Since Last Report)

          Item 2.   Acquisition or Disposition of Assets.

                    On March 24, 1995, Petrie Stores Corporation, a New York corporation ("Petrie"), made an initial liquidating distribution (the "Distribution") to its shareholders of an aggregate of 26,174,552 shares of common stock, par value $.10 per share, of Toys "R" Us, Inc., a Delaware corporation ("Toys Common Stock"), or 62.2% of the Toys Common Stock held by Petrie, pursuant to Petrie's Plan of Liquidation and Dissolution. In the Distribution, Petrie shareholders received, without consideration, 0.5 of a share of Toys Common Stock for every share of Petrie common stock, par value $1.00 per share, held of record at the close of business on March 16, 1995.

                    Following the Distribution, Petrie holds
          15,902,702 shares of Toys Common Stock. Petrie expects to make another distribution of shares of Toys Common Stock sometime later this year as Petrie's contingent liabilities (the "Liabilities") are reduced. Prior to such distribution, Petrie intends to enter into a hedge arrangement pursuant to which Petrie will hedge the value of its then remaining shares of Toys Common Stock. Sometime during the second half of Petrie's current fiscal year, but not later than January 24, 1996, Petrie will place its then remaining shares of Toys Common Stock in a liquidating trust and Petrie's shareholders will become holders of beneficial interests in the liquidating trust. Additional distributions of the shares of Toys Common Stock held by Petrie will be made from time to time to holders of beneficial interests in the liquidating trust to the extent that such shares are not needed to satisfy the Liabilities.

                    A copy of Petrie's Plan of Liquidation and Dissolution was previously filed as an exhibit to Petrie's Proxy Statement, dated as of November 17, 1995, and is incorporated herein by reference.


                                Signatures

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  March 28, 1995

                                 PETRIE STORES CORPORATION

                                 By: /s/ Hilda Kirschbaum Gerstein
                                    Hilda Kirschbaum Gerstein
                                    President and Chief
                                    Executive Officer